THIRD AMENDMENT TO

TORTOISE ENERGY CAPITAL CORPORATION

COMMON STOCK ($0.001 PAR VALUE)

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

This THIRD AMENDMENT (the “Amendment”) to the Controlled Equity OfferingSM Sales Agreement dated as of August 3, 2009, as amended by the First Amendment thereto dated as of April 21, 2010 and the Second Amendment thereto dated as of April 21, 2011 (the “Sales Agreement”), is made and entered into effective as of April 19, 2013, by and between Tortoise Energy Capital Corporation, a Maryland corporation (the “Fund”), the Fund’s investment adviser, Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Cantor Fitzgerald & Co. (“CF&Co.”).

WHEREAS, the Fund and the Adviser have determined that it would be in the best interest of the Fund to amend the definition of “Original Registration Statement.”

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.    The term “Original Registration Statement” in the Sales Agreement shall, as of the date of this Amendment, refer to the Fund’s registration statement on Form N-2 (File Nos. 333-186553 and 811-21725) filed with the Commission which became effective on April 1, 2013.

2.    Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Sales Agreement.

3.    Except as modified and amended in this Amendment, the Sales Agreement shall remain in full force and effect.

4.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed this 19th day of April, 2013.

TORTOISE ENERGY CAPITAL CORPORATION

By:

Name:
Title:

TORTOISE CAPITAL ADVISORS, LLC

By:

Name:
Title:

ACCEPTED as of the datefirst-above written:

CANTOR FITZGERALD & CO.

By:

Name:
Title: